Exhibit 99.1

Sun Country Airlines Holdings, Inc. Announces Launch of Secondary Public Offering of Common Stock

and Concurrent Share Repurchase

MINNEAPOLIS, February 10, 2025 (GLOBE NEWSWIRE) — Sun Country Airlines Holdings, Inc. (NASDAQ: SNCY) (“Sun Country Airlines”) today announced the commencement of a proposed secondary public offering of 6,346,105 shares of its common stock by an affiliate of certain investment funds managed by affiliates of Apollo Global Management, Inc. (the “Selling Stockholder”), which represent all the remaining shares owned by the Selling Stockholder.

Sun Country Airlines is not selling any shares and will not receive any proceeds from the proposed offering.

In addition, Sun Country Airlines has authorized the purchase from the underwriters of approximately $10 million of shares of common stock that are the subject of the proposed offering at a price per share equal to the price at which the underwriters will purchase the shares from the Selling Stockholder in the proposed offering, subject to a maximum aggregate repurchase price of $10 million (the “Concurrent Share Repurchase”). Sun Country Airlines plans to fund the Concurrent Share Repurchase from existing cash on hand.

Barclays and Morgan Stanley are acting as joint bookrunners and underwriters for the proposed offering. The underwriters for the offering may offer the shares of common stock for sale from time to time directly or through agents, or through brokers in one or more brokerage transactions on the Nasdaq Global Select Market, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

The offering will be made only by means of a preliminary prospectus supplement and accompanying base prospectus related to the offering, copies of which, when available, may be obtained from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at 888-603-5847, or by email at Barclaysprospectus@broadridge.com or Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A shelf registration statement relating to the offering of the common stock was filed with the U.S. Securities and Exchange Commission and is effective.

About Sun Country Airlines

Sun Country Airlines is a new breed of hybrid low-cost air carrier, whose mission is to connect guests to their favorite people and places, to create lifelong memories and transformative experiences. Sun Country dynamically deploys shared resources across our synergistic scheduled service, charter, and cargo businesses. Based in Minnesota, we focus on serving leisure and visiting friends and relatives (“VFR”) passengers and charter customers and providing cargo service to Amazon, with flights throughout the United States and to destinations in Mexico, Central America, Canada, and the Caribbean.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These forward-looking statements include statements regarding the proposed public offering and the Concurrent Share Repurchase and are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding the expected timing, size, and completion of the proposed offering, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. The forward-looking statements are relating to:

•	our strategy, outlook and growth prospects;

•	our operational and financial targets and dividend policy;

•	general economic trends and trends in the industry and markets;

•	potential repurchases of our common stock; and

•	the competitive environment in which we operate.

These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

These forward-looking statements reflect our views with respect to future events as of the date of this press release and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, completion of the public offering on the anticipated terms or at all, market conditions and the satisfaction of customary closing conditions related to the public offering and other factors included or incorporated by reference under “Risk Factors” in the preliminary prospectus supplement on Form 424(b)(3) and the accompanying base prospectus, including those included in Sun Country Airlines’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. We anticipate that subsequent events and developments will cause our views to change. You should read this press release completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements. Additional information concerning certain factors is contained in Sun Country Airlines’ Securities and Exchange Commission filings, including but not limited to Sun Country Airlines’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Contacts

Investor Relations

Chris Allen

651-681-4810

IR@suncountry.com

Media

Media Relations

mediarelations@suncountry.com